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(THE SHAW GROUP INC. LOGO)


                                   CONTACT: Chris D. Sammons
                                            Vice President, Investor Relations &
                                            Corporate Communications
                                            225.932.2500

                     SHAW GROUP REPORTS INFORMAL SEC INQUIRY

         BATON ROUGE, LA., June 10, 2004 - The Shaw Group Inc. (NYSE:SGR) reported today that on June 1, 2004, Shaw was notified by the Securities and Exchange Commission (SEC) that it is conducting an informal inquiry. The SEC has not advised the Company as to either the reason for the inquiry or its scope. However, the request for information appears to primarily relate to the purchase method of accounting for acquisitions, as presented in Shaw's Form 10-K for the fiscal year ended August 31, 2003.

         The SEC's notice states that the notice should not be construed as an indication of any improper or unlawful conduct. The SEC has not issued a formal order, and Shaw Group has voluntarily agreed to cooperate fully with the inquiry.

         Robert L. Belk, Executive Vice President and Chief Financial Officer, said, "We are confident that our accounting practices, including the application of the purchase method of accounting, are in accordance with generally accepted accounting principles. We have informed the SEC that we will cooperate fully with this informal inquiry and hope to resolve all of its questions. While this is only an informal inquiry, we feel it is important to advise our shareholders and others because of our commitment to the principles of full disclosure and openness."

         The Shaw Group Inc. is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the power, process, environmental, infrastructure and emergency response markets. A Fortune 500 company, Shaw Group is headquartered in Baton Rouge, Louisiana and employs approximately 17,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region.

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions


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and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company's website under the heading "Forward-Looking Statements". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our website at www.shawgrp.com.



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